SHARE EXCHANGE AGREEMENT

by and among

ROYALE GLOBE HOLDING INC

and

RMC MINING SDN BHD

and

MARICOM SDN BHD

This Share Exchange Agreement (the "Agreement"), dated as of 20th day of March, 2015 (this "Agreement"), is made and entered into by and among the following parties: ROYALE GLOBE HOLDING INC, RMC MINING SDN BHD and MARICOM SDN BHD. Each and all are collectively referred to as Party or Parties

WHEREAS, RMC MINING SDN BHD (Company No 1103888 – U) a company incorporated under the laws of Malaysia and having its registered office at No 32A-2 Jalan Teknologi 3/6C, Taman Sains Selangor 1, Seksyen 3, Kota Damansara, Petaling Jaya, Selangor Darul Ehsan, 47810, Malaysia, (the "RMC");

WHEREAS, ROYALE GLOBE HOLDING INC, a Nevada Corporation and a public company trading under the stock Trading symbol ROGP : OTCQB US having address 2nd Floor, Wisma Dani, No 1 Jalan Jejaka 4, Taman Maluri, Cheras, 55100, Kuala Lumpur, Malaysia (the "ROGP");

WHEREAS, RMC is the 99.6% owner of MARICOM SDN BHD (Company No 191122 –U) is a company registered under the laws of Malaysia with its registered office located at PT 225, 2nd Floor, Jalan Kebun Sultan, Kota Baru, 15300. Kelantan (the "MARICOM"); MARICOM has started gold mining production in Sokor Kelatan, and intends to engage in the business of the treatment of alluvial sands for the purpose of recovering precious metals namely gold at a site in Sokor Kelantan, consisting of surface area within surrounding area of a long-term gold mining development area with available mining lease. MARICOM has the mining lease and the mining license to undertake the gold production and is also in the process to obtain or to enter into agreement with other license owners to carry out similar extraction projects in the neighboring areas.

WHEREAS, the Board of Directors of ROGP has adopted resolutions approving ROGP's acquisition of MARICOM (the "Acquisition") upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, RMC own 99.6% of the issued and outstanding capital stock of MARICOM (the "MARICOM Shares"), and RMC desire to sell the MARICOM Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, accompanying the transfer of 99.6% ownership of MRICOM to ROGP, as the subsidiary of ROGP.

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows (RMC and MARICOM are a parties to this agreement solely to make representations and warranties as set forth herein):

ARTICLE 1
THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The RMC will sell, convey, assign, transfer and deliver to ROGP stock certificates or applicable legal instruments representing the MARICOM Shares, which shall constitute 99.6% of the issued and outstanding shares of equity ownership of MARICOM.

(b) As consideration for the acquisition of the MARICOM Shares, ROGP will issue to the RMC, a total of **Six Hundred Million (600,000,000)** shares of common stock (collectively, the "ROGP Shares").

1.2 Closing Date. The closing of the Acquisition (the "Closing") shall take place as soon as practicable upon signing of this Agreement, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the RMC, and/or ROGP will take all such lawful and necessary action.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF RMC

RMC hereby represents and warrants to ROGP as follows:

2.1 Organization. RMC has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted. RMC is the 99.6% owner of MARICOM.

2.2 Certain Corporate Matters. RMC is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on RMC's financial condition, results of operations or business. RMC has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.3 Authority Relative to this Agreement. RMC has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by RMC and the consummation by RMC of the transactions contemplated hereby have been duly authorized by the Board of Directors of RMC and no other actions on the part of RMC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by RMC and constitutes a valid and binding agreement of RMC, enforceable against RMC in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.4 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by RMC of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by RMC nor the consummation by RMC of the transactions contemplated hereby, nor compliance by RMC with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of RMC, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which RMC is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to RMC, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to RMC taken as a whole.

2.5 Books and Records. The books and records of MARICOM delivered to ROGP prior to the Closing fully and fairly reflect the transactions to which RMC is a party or by which it or its properties are bound.

2.6 Intellectual Property. RMC has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of RMC infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.7 Litigation. RMC is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against RMC. RMC is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of RMC, and RMC knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting RMC or to which RMC is a party.

2.8 Legal Compliance. To the best knowledge of RMC, after due investigation, no claim has been filed against RMC alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. RMC hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.9 Disclosure. The representations and warranties and statements of fact made by RMC in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF MARICOM

3.1 Organization. MARICOM has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

3.2 Certain Corporate Matters. MARICOM is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on MARICOM's financial condition, results of operations or business. MARICOM has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

3.3 Authority Relative to this Agreement. MARICOM has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by MARICOM and the consummation by MARICOM of the transactions contemplated hereby have been duly authorized by the Board of Directors of MARICOM and no other actions on the part of MARICOM are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MARICOM and constitutes a valid and binding agreement of MARICOM, enforceable against MARICOM in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.4 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by MARICOM of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by MARICOM nor the consummation by MARICOM of the transactions contemplated hereby, nor compliance by MARICOM with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of

MARICOM, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which MARICOM is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MARICOM, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to ROGP taken as a whole.

3.5 Books and Records. The books and records of MARICOM delivered to ROGP prior to the Closing fully and fairly reflect the transactions to which MARICOM is a party or by which it or its properties are bound.

3.6 Intellectual Property. MARICOM has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of MARICOM infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

3.7 Litigation. MARICOM is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against MARICOM. MARICOM is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of MARICOM, and MARICOM knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting MARICOM or to which MARICOM is a party.

3.8 Legal Compliance. To the best knowledge of MARICOM, after due investigation, no claim has been filed against MARICOM alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. MARICOM hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

3.9 Disclosure. The representations and warranties and statements of fact made by MARICOM in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF ROGP

ROGP hereby represents and warrants, jointly and severally, to RMC as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

6.1 Organization. ROGP is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

6.2 Certain Corporate Matters. ROGP is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of such properties or nature of such business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect

on its financial condition, results of operations or business. ROGP has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. ROGP has delivered to RMC true, accurate and complete copies of its certificate or articles of incorporation and bylaws of ROGP, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the Stockholders and Board of Directors of ROGP are complete and correct in all material respects. The stock records of ROGP and the Stockholder lists of ROGP that ROGP has previously furnished to RMC are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of ROGP's capital stock and any other outstanding securities issued by ROGP. ROGP is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. ROGP is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

6.3 Authority Relative to this Agreement. ROGP has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by ROGP and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ROGP, and no other actions on the part of ROGP are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ROGP and constitutes a valid and binding obligation of ROGP, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

6.4 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by ROGP of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by ROGP nor the consummation by ROGP of the transactions contemplated hereby, nor compliance by ROGP with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of ROGP, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which ROGP is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ROGP, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to ROGP taken as a whole.

6.5 Questionable Payments. ROGP, nor any employee, agent or representative of ROGP has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from ROGP's funds to governmental officials for improper purposes or made any illegal payments from ROGP's funds to obtain or retain business.

6.6 Intellectual Property. ROGP does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. ROGP has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of ROGP infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

6.7 Litigation. ROGP is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against ROGP. ROGP is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of ROGP, and ROGP knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting ROGP or to which ROGP is a party.

6.8 Legal Compliance. To the best knowledge of ROGP, after due investigation, no claim has been filed against ROGP alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. ROGP hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

6.9 Broker's Fees. Neither ROGP, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

6.10 Disclosure. The representations and warranties and statements of fact made by ROGP in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 7
COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

7.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of MARICOM and ROGP as each party may request. In order that each party may have the full opportunity to do so, RMC, MARICOM and ROGP, shall furnish each party and its representatives during such period with all such information concerning the affairs of MARICOM or ROGP as each party or its representatives may reasonably request and cause RMC or ROGP and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

7.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

7.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of RMC and the holders of a majority of voting stock of MARICOM on the one hand and ROGP and the holders of a majority of voting stock of ROGP common stock on the other hand. Without the prior written consent of RMC, ROGP except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

7.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

7.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

7.6 Confidentiality; Access to Information.

(a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or tbeir respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) RMC will afford ROGP and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of MARICOM during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of MARICOM, as ROGP may reasonably request. No information or knowledge obtained by ROGP in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) ROGP will afford RMC and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of ROGP during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of ROGP, as RMC, and MARICOM, may reasonably request. No information or knowledge obtained by RMC in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

ARTICLE 8
CONDITIONS TO CLOSING

8.1 Conditions to Obligations of RMC. The obligations of RMC under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, ROGP shall have delivered or caused to be delivered to RMC the following:

(i) resolutions duly adopted by the Board of Directors of ROGP authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(ii) a certificate of good standing for ROGP from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(iii) stock certificate representing the ROGP Shares to be delivered pursuant to this Agreement registered in the name of RMC;

(iv) this Agreement duly executed by ROGP;

(v) all corporate records, agreements, seals and any other information reasonably requested by RMC's representatives with respect to ROGP; and

8.2 Conditions to Obligations of ROGP. The obligations of ROGP under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, RMC shall have delivered to ROGP the following:

(i) this Agreement duly executed by RMC ;

(ii) resolutions duly adopted by the Board of Directors of RMC authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(iii) stock certificates representing the MARICOM Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers;

(iv) the financial statements for the prior two fiscal years audited by a PCAOB registered accounting firm and the interim financial statements through the most recent fiscal quarter end;

(v) such other documents as ROGP may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of RMC herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. RMC shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 9
SEC FILING; TERMINATION

9.1 This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of ROGP and RMC;

(b) by either ROGP or RMC if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

ARTICLE 10
GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

10.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and

restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

10.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

10.5 Separate Counsel. Each party bereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

10.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, whicb facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

10.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by RMC and ROGP.

10.9 Parties In Interest. Except as otberwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

10.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

10.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

ROYALE GLOBE HOLDING INC

By: ______________________

RMC MINING SDN BHD

By: ______________________

MARICOM SDN BHD

By: ______________________